UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                         SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [  ]
Check the appropriate box:
[  ] Preliminary Proxy Statement        [  ] CONFIDENTIAL, FOR USE OF THE
                                             COMMISSION ONLY (AS PERMITTED
                                             BY RULE 14A-6(E) (2))
[X ]  Definitive Proxy Statement
[  ]  Definitive Additional Materials
[  ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
      240.14a-12
                            FNB FINANCIAL CORPORATION
                         -------------------------------
               (Name of Registrant as Specified In Its Charter)
                         -------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X ]  No fee required
[  ] Fee computed on table below per Exchange Act Rules 14a-6(i) (4)
     and 0-11.
(1)  Tile of each class of securities to which transaction applies:

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(2)  Aggregate number of securities to which transaction applies:

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(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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(4)  Proposed maximum aggregate value of transaction:

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(5)  Total fee paid:

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[  ]  Fee paid previously with preliminary materials.
[  ]  Check box if any part of the fee is offset as provided by Exchange
      Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.



(1)  Amount Previously Paid:

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(2)  Form, Schedule or Registration Statement No. :

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(3)  Filing Party:

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(4)  Date Filed:

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

                      FNB FINANCIAL CORPORATION
                                PROXY
      ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 22, 2003
      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Thomas H. DeShong and Brenda J. Gordon and each or any of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of FNB Financial Corporation (the "Corporation") that the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Corporation to be held at the main offices of The First National Bank of McConnellsburg, 101 Lincoln Way West, McConnellsburg, Pennsylvania, on April 22, 2003 at 1:00 p.m. prevailing time, and at any adjournment or postponement thereof as follows:

1.  ELECTION OF CLASS 1 DIRECTORS TO SERVE A THREE-YEAR TERM

    Patricia A. Carbaugh, Dr. Harry D. Johnston, Lonnie W. Palmer

   (   )  FOR all nominees listed       (   )  WITHHOLD AUTHORITY to
          above (except as marked              vote for all nominees
          to the contrary below)               listed above

(INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
NOMINEE, WRITE THAT NOMINEE'S NAME ON THE SPACE
PROVIDED BELOW.)

          -------------------------------------------------
2. In their discretion, the proxies are authorized to vote upon such business as may properly come before the meeting and any adjournment thereof.

     THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ABOVE.

                                     Dated:                    , 2003
                                             ------------------


------------------------------------  ---------------------------------
Signature(s) of Shareholders          Signature(s) of Shareholders





          NUMBER OF SHARES HELD OF RECORD ON March 10, 2003
                                                             ----------

     THIS PROXY MUST BE DATED, SIGNED BY THE SHAREHOLDER AND RETURNED PROMPTLY TO THE CORPORATION IN THE ENCLOSED ENVELOPE. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, OR GUARDIAN, PLEASE GIVE FULL TITLE. IF MORE THAN ONE TRUSTEE, ALL SHOULD SIGN. IF STOCK IS HELD JOINTLY, EACH OWNER MUST SIGN.

                            PROXY STATEMENT

                       FNB FINANCIAL CORPORATION
                         101 Lincoln Way West
                       McConnellsburg, PA 17233
                     ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD ON APRIL 22, 2003

                           TABLE OF CONTENTS
                                                                   Page

GENERAL INFORMATION                                                   1
  Date, Time, and Place of Meeting                                    1
VOTING PROCEDURES                                                     1
  Solicitation and Voting of Proxies                                  1
  Revocability of Proxy                                               2
  Quorum and Votes Required for Approval                              2
PRINCIPAL BENEFICIAL OWNERS                                           3
  Principal Owners                                                    3
  Beneficial Ownership by Officers, Directors and Nominees            3
ELECTION OF DIRECTORS                                                 5
  Information about Nominees and Continuing Directors                 6
COMMITTEES OF THE CORPORATION'S AND BANK'S BOARD OF DIRECTORS         7
  Committee Members and Committee Meetings Held                       7
  Committees of the Corporation's Board of Directors                  8
  Committees of the Bank's Board of Directors                         8
  Report of the Audit Committee                                       9
  Nominations                                                        11
  Board Meetings, Compensation of Directors                          11
EXECUTIVE COMPENSATION                                               11
  Report of the Compensation Committee                               12
  Compensation of the Chief Executive Officer                        13
  Compensation of Other Executive Officers                           13
  Annual Bonus Plan                                                  13
  Employment and Severance Agreements                                14
  401 (K) Plan                                                       15
  Non-Executive Officer Cash Bonus Policy                            15
CERTAIN TRANSACTIONS                                                 15
PRINCIPAL OFFICERS OF THE CORPORATION                                16
PRINCIPAL SENIOR OFFICERS OF THE BANK                                17
LEGAL PROCEEDINGS                                                    17
PERFORMANCE GRAPH                                                    18
ANNUAL REPORT                                                        19
SHAREHOLDER PROPOSALS                                                19
OTHER MATTERS                                                        19
ADDITIONAL INFORMATION                                               19

                        FNB FINANCIAL CORPORATION
                PROXY STATEMENT FOR THE ANNUAL MEETING OF
                  SHAREHOLDERS TO BE HELD APRIL 22, 2003
                    ___________________________________

                              GENERAL

Introduction, Day, Date, Time and Place of Meeting
------------------------------------------
FNB Financial Corporation, a Pennsylvania business corporation, is furnishing this proxy statement in connection with the solicitation by its board of directors of proxies to be voted at the Annual Meeting of Shareholders of the corporation. The corporation is holding the Annual Meeting at the main office of The First National Bank of McConnellsburg, Pennsylvania, on Tuesday, April 22, 2003, at 1:00 p.m., Eastern Time.

The principal executive office of the corporation is located at 101 Lincoln Way West, McConnellsburg, Pennsylvania 17233. The telephone number for the corporation is (717) 485-3123. Please direct all inquires to John C. Duffey, President of the corporation. The First National Bank of McConnellsburg is a wholly owned subsidiary of the corporation.

                         VOTING PROCEDURES

Solicitation and Voting of Proxies
----------------------------------
We are first sending this proxy statement and the enclosed form of proxy to shareholders of the corporation on or about March 24, 2003.

Shares represented by proxies, if properly signed and returned, will be voted in accordance with the specifications made on the form of proxy by the shareholder. If the shareholder does not make any selections on the proxy, the proxy holders will vote his or her shares FOR the election of the three nominees for Class 1 Director named below. Execution and return of the enclosed proxy will not affect a shareholder's right to attend the annual meeting and vote in person, after giving written notice to the Secretary of the corporation.

The corporation will pay for preparing, assembling, printing, mailing, and soliciting proxies, and any additional material, which the corporation may furnish shareholders in connection with the annual meeting. In addition to the use of the mails, certain directors, officers and employees of the corporation and the bank may solicit proxies personally or by telephone, facsimile, or other electronic means. The corporation will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to forward proxy solicitation material to the beneficial owners of stock held of record by these persons, and upon request, the corporation will reimburse them for their reasonable forwarding expenses.

Revocability of Proxy
---------------------
A shareholder who returns a proxy may revoke the proxy at any time before it is voted only:
(1) By giving written notice of revocation to John C. Duffey, President, FNB Financial Corporation, 101 Lincoln Way West,
     McConnellsburg, 17233;

(2) By executing a later-dated proxy and giving written notice thereof to the President of the corporation; or

(3) By voting in person after giving written notice to the President of the Corporation.

Quorum and Votes Required for Approval
--------------------------------------
Under Pennsylvania law and the By-laws of the corporation, the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast shall constitute a quorum for the transaction of business at the annual meeting. The corporation will not count broker non-votes in determining the presence of a quorum. A broker non-vote occurs when a broker nominee, holding shares for a beneficial owner, does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item, and has not received instructions from the beneficial owner. Those shareholders present, in person or by proxy, may adjourn the meeting to another time and place if a quorum is lacking.

Assuming the presence of a quorum, the three nominees for director receiving the highest number of votes cast by shareholders entitled to vote shall be elected. Votes withheld from a nominee and broker non-votes will not be cast for the nominee.

In addition, there is no cumulative voting for the election of directors. Each share of common stock is entitled to cast only one vote for each nominee. For example, if a shareholder owns ten shares of common stock, he or she may cast up to ten votes for each of the named three Class 1 Directors to be elected.

At the close of business on Monday, March 10, 2003, the corporation had issued and outstanding 800,000 shares of common stock, par value $0.315 per share, the only authorized class of stock.

Only shareholders of common stock at the close of business on Monday, March 10, 2003, will be entitled to notice of and to vote at the annual meeting. Cumulative voting rights do not exist with respect to the election of directors. On all matters to come before the annual meeting, each share of common stock is entitled to one vote.

         PRINCIPAL BENEFICIAL OWNERS OF THE CORPORATION'S STOCK

Principal Owners
----------------
The following table sets forth, as of March 10, 2003, the name and address of each person or entity who owns of record or who is known by the board of directors to be the beneficial owner of 5% or more of the corporation's outstanding common stock, the number of shares beneficially owned by the person and the percentage of the outstanding common stock so owned. The footnotes to this table are set forth below the "Beneficial Ownership by Officers, Directors and Nominees" table immediately following. Unless otherwise indicated, the reporting person or entity individually owns all shares.

                                         Amount and Nature
                                            Of Beneficial    Percent of
Name and Address                            Ownership (1)      Class
----------------                         ------------       ------------
CEDE & Company                               108,750             13.59%
Box 20
Bowling Green Station
New York, NY  10005


Forrest R. Mellott Insurance Trust            63,452              7.93%
U/A dtd 8/7/91
T L Randall & J J Gordon, Trustees
100 Mellott Drive
Warfordsburg, PA 17267


Harvey J. Culler                              40,158              5.02%
371 South Second Street
McConnellsburg, PA 17233

Beneficial Ownership by Officers, Directors and Nominees
--------------------------------------------------------
The following table sets forth, as of March 10, 2003, the amount and percentage of the common stock of the corporation beneficially owned by each director, each nominee for director, and all officers, directors and nominees for director, and all officers, directors and nominees as a group. Unless otherwise indicated, the reporting person individually owns all shares.

Name of Individual or         Amount and Nature of          Percent of
Identity of Group          Beneficial Ownership (1)(2)       Class (3)

Current Class 1 Directors (to serve until 2003)
And Nominees for Class 1 Directors (to serve until 2006)
--------------------------------------------------------
Patricia A. Carbaugh                  540                         ---
Harry D. Johnston, D.O.            30,756         (4)            3.84%
Lonnie W. Palmer                      420         (5)             ---

Current Class 2 Directors (to serve until 2004)
-----------------------------------------------
Harvey J. Culler                   40,158         (6)            5.02%
John C. Duffey                      3,154         (7)             ---
Craig E. Paylor                       970         (8)             ---


Current Class 3 Directors (to serve until 2005)
-----------------------------------------------
Terry L. Randall                   63,552         (9)            7.94%
David A. Washabaugh III            10,669        (10)            1.33%

All Officers, Directors and Nominees
  As a Group (9 persons)          150,219                       18.78%

(1) The securities "beneficially owned" by an individual are determined in accordance with the definitions of "beneficial ownership" set forth in the General Rules and Regulations of the Securities and Exchange Commission and may include securities owned by or for the individual's spouse and minor children and any other relative who has the same home, as well as securities to which the individual has, or shares, voting or investment power or has the right to acquire beneficial ownership within 60 days after March 10, 2003. Beneficial ownership may be disclaimed as to certain securities.

(2)  Information furnished by the directors and the corporation.

(3)  Less than 1% unless otherwise indicated.

(4) Includes 15,746 shares held individually by Dr. Johnston's spouse; 10,000 shares held jointly with his son; 1,340 shares held individually by his son who resides in the same household.

(5)  Includes 320 shares held jointly with Mr. Palmer's spouse.

(6) Includes 39,958 shares held in trust for the benefit of Mr. Culler's children. Mr. Culler has sole power to vote the shares held in trust and to revoke the trust.

(7)  Includes 500 shares held jointly with Mr. Duffey's father.

(8)  Includes 250 shares held jointly with Mr. Paylor's mother.

(9) Includes 63,452 shares over which Mr. Randall has voting rights as trustee.

(10) Includes 10,500 shares held jointly with Mr. Washabaugh's spouse.


                        ELECTION OF DIRECTORS

The By-laws of the corporation provide that the board of directors shall consist of not less than five nor more than twenty-five members. The board of directors may determine the exact number of directors by resolution from time to time. The By-laws further provide for a classified board of directors with staggered three-year terms of office.

One of the Class 1 Directors, Paul T. Ott, will retire from the board at the end of his elected term and is, therefore, not a nominee for reelection. Consequently, the board of directors has fixed the number of directors at 8 pursuant to Article II, Section 205 of the bylaws. The officers are elected or appointed by the board of directors and each holds office at the board's discretion.

The nominees for Class 1 Directors are as follows:

          Patricia A. Carbaugh
          Harry D. Johnston, D.O.
          Lonnie W. Palmer

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the election of the three nominees for Class 1 Director named above. If any nominee should become unavailable for any reason, proxies will be voted in favor of a substitute nominee as the board of directors of the corporation shall determine. The board of directors has no reason to believe that, if elected, the nominees named will be unable to serve. A majority vote of the directors then in office may fill any vacancy occurring on the board of directors of the corporation for any reason until the expiration of the term of the vacancy.

The board of directors recommends that shareholders vote FOR the election of the above nominees for director.


                           BOARD OF DIRECTORS

The board of directors of the corporation oversees all business, property and affairs of the corporation. The Chairman and Officers keep the board informed of the corporation's business through discussions at board meetings and the dissemination of information. The following biographies contain certain information with respect to the corporation's directors and the nominees for Class 1 Director, as of March 10, 2003:

                   _____________________________________

                       CURRENT CLASS 1 DIRECTORS
                       WHOSE TERMS EXPIRE IN 2003
                                   AND
                      NOMINEES FOR CLASS 1DIRECTORS
                        WHOSE TERMS EXPIRE IN 2006
                   _____________________________________

Patricia A. Carbaugh  Ms. Carbaugh (age 59) is an Administrative
Assistant to John L. Grove. She is Chairperson of the bank, a position she has held since 2002. She has served as a director of the corporation since 1997 and the bank since 1990.

Harry D. Johnston, D.O. Dr. Johnston (age 66) is a physician. He is Vice President of the corporation, a position he has held since 1987. He has served as a director of the corporation since 1987 and the bank since 1980.

Paul T. Ott Mr. Ott (age 80) is a retired businessman. He has served as a director of the corporation since 1987 and the bank since 1980. Mr. Ott will retire from both directorships effective April 22, 2003.

Lonnie W. Palmer Mr. Palmer (age 50) is a Dairy Farmer. He is Vice-Chairman of the bank, a position he has held since 2002. He has served as a director of the corporation since 1997 and the bank since1994.

                   _____________________________________
                        CURRENT CLASS 2 DIRECTORS
                        WHOSE TERMS EXPIRE IN 2004
                   _____________________________________

Harvey J. Culler Mr. Culler (age 77) is the Chairman of the Board of H.J. Culler, Inc., a bulk milk transportation business. He is Chairman of the corporation, a position he has held since 2002. He has served as a director of the corporation since 1987 and of the bank since 1960.

John C. Duffey Mr. Duffey (age 49) has served as President and Chief Executive Officer of the corporation since 1995 and of the bank since 1993. He has been a director of the corporation and bank since 1988.

Craig E. Paylor Mr. Paylor (age 47) is a Senior Vice President with JLG Industries, Inc., a manufacturer of mobile lifts and cranes. He has served as a director of the corporation and bank since 2001.


                   _____________________________________
                       CURRENT CLASS 3 DIRECTORS
                      WHOSE TERMS EXPIRE IN 2005
                   _____________________________________

Terry L. Randall Mr. Randall (age 55) is President and CEO of Mellott Enterprises, Inc., a manufacturer of stone crushing and processing equipment. He has served as a director of the corporation and bank since 2001.

David A. Washabaugh III Mr. Washabaugh (age 67) is the retired owner of Fulton Motor Sales, Inc., an automobile dealership. He has served as a director of the corporation since 1987 and the bank since 1980.


              COMMITTEES OF THE CORPORATION'S AND BANK'S
                        BOARD OF DIRECTORS

The corporation's only standing committee, the Nominating Committee, met once during 2002 and is composed of Directors Johnston and Ott. Following is information related to the organization's committees:

Committee Members and Committee Meetings Held
---------------------------------------------
                                                             # Meetings
                                                               Held In
Committee                  Committee Members                     2002
---------                  -----------------                     ----
Audit                   Carbaugh, Ott, Randall*                    3

Asset/Liability         Culler*, Duffey, Johnston,                 4
                        Paylor, Randall

Compensation            Culler, Johnston*, Paylor                  1

Directors Loan          Duffey, Ott, Palmer,                      12
                        Washabaugh*

Executive               Culler*, Johnston, Paylor,                 3
                        Washabaugh

Facilities              Culler*, Duffey, Ott, Washabaugh           1

Human Resources         Carbaugh, Culler, Duffey,                  1
                        Johnston*, Washabaugh

Public Relations        Duffey, Johnston, Ott*, Paylor,            3
                        Washabaugh

Security                Carbaugh, Johnston*, Washabaugh            1

(*)  Denotes Committee Chairperson.



Committees of the Corporation's Board of Directors
--------------------------------------------------
The corporation's board of directors is authorized, under the corporation's bylaws, to create an Executive Committee and other board committees. At present, only a Nominating Committee has been established by the corporation's board of directors, and all other committee functions are performed by respective committees of the bank's board of directors.

The Nominating Committee makes recommendations to the corporation's board of directors related to nominations for election to director at the annual meeting of shareholders.

Committees of the Bank's Board of Directors
-------------------------------------------
The bank's board of directors has nine standing committees:

The Audit Committee is composed of independent directors for which information regarding the functions performed by the committee, its membership, and the number of meetings held during the fiscal year, is set forth in the "Report of the Audit Committee'" which follows this section.

The Asset/Liability (ALCO) Committee assists in the allocation of funds within the guidelines established by bank policy based upon such matters as interest rate sensitivity, deposit structures, liquidity, loans, investments and policy adequacy. The committee also makes recommendations on dividends and capital adequacy, and reviews and recommends investment strategies in line with the bank's Investment Policy.

The Compensation Committee reviews, discusses and recommends salary schedules for the bank's executive officers.

The Directors Loan Committee reviews and approves or disapproves all loan applications between the amounts of $250,000 and $500,000. It also oversees the lending activities of the bank to ensure compliance with regulatory requirements and assesses real estate property lending standards.

The Executive Committee discusses and reviews matters, which need immediate action beyond the scope of daily management. It also functions as the operational authority for the bank when the board is not in session.

The Facilities Committee oversees the construction and maintenance of the corporation and bank's physical facilities.

The Human Resources Committee determines salaries for all employees other than executive officers.

The Public Relations Committee discusses and reviews public relations and marketing strategies.


The Security Committee discusses and reviews matters regarding the bank's physical and employee security.

Report of the Audit Committee
-----------------------------
The corporation's board of directors does not have an Audit Committee. The Audit Committee of the bank performs the same functions as the Audit Committee of the corporation. The members of the bank's Audit Committee are Patricia A. Carbaugh, Paul T. Ott and Terry L. Randall. The entire board of directors of the company approves all actions of the Audit Committee and, accordingly, the Audit Committee of the bank does not presently operate under a written charter.

Smith Elliott Kearns and Company, the corporation's independent auditors, is responsible for performing an independent audit of the corporation's consolidated financial statements and issuing a report therein. In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the corporation's accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards. The committee discussed with the independent auditors the matters required to be discussed by Statement on Accounting Standards No. 61 (Communication with Audit Committees).

The corporation's independent auditors also provided to the committee the written disclosures and the letter required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The committee reviewed these disclosures and letter and discussed with the independent auditors issues relating to their independence from management and the corporation, including any relationships that may impact their objectivity and independence.

The committee discussed with the corporation's internal and independent auditor the overall scope and plans for their respective audits. The committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the corporation's internal controls, and the overall quality of the corporation's financial reporting. The committee held 3 meetings during fiscal year 2002.

In reliance on the reviews and discussions referred to above, the committee recommended to the board of directors (and the board of directors has approved) that the audited financial statements be included in the Annual Report on form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission. The committee and the board have also selected Smith Elliott Kearns & Company as the corporation's independent auditors.


Aggregate fees billed to the corporation and the bank by Smith Elliott Kearns & Company, the independent auditors, for services rendered during the year ending December 31, 2002, were as follows:

     *  Audit and Review Fees                         $ 27,800
     *  Financial Information Systems
          Design and Implementation Fees              $      0
     *  All Other Fees                                $ 28,054

The Audit Committee is comprised of three directors, all of whom are considered "independent" as defined by the National Association of Securities Dealers (NASD) listing standards. The board of directors has determined that no member of the committee has a relationship with the corporation that may interfere with his/her independence for the corporation or its management. It is also the board's opinion that Director Terry L. Randall, under the rules and standards of the Securities and Exchange Commission, qualifies as a "financial expert".

This report of the Audit Committee shall be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the corporation specifically refers to this information by reference, and shall not otherwise be deemed to be filed under these Acts.

The current members of the Audit Committee have furnished the foregoing report.

                  Members of the Audit Committee

                  Terry L. Randall, Committee Chairman
                  Patricia A. Carbaugh
                  Paul T. Ott



Nominations
-----------
A shareholder who desires to propose an individual for consideration by the board of directors as a nominee for director should submit a proposal in writing to the Secretary of the corporation in accordance with Section 202 of the By-laws of the corporation no later than the close of business on the 30th day preceding the date of the annual meeting. You may obtain a copy of the corporation's By-laws by writing to John C. Duffey, President, FNB Financial Corporation, 101 Lincoln Way West, McConnellsburg, PA 17233.




Board Meetings, Compensation of Directors
-----------------------------------------
During 2002, the bank's board of directors held 13 meetings, and the corporation's board of directors held 5 meetings. Each of the directors of the corporation, who is also a director of the bank, attended at least 75% of the combined total number of meetings of the board of directors and committees on which he or she serves.

Board meetings were held monthly, and each member of the bank's board of directors received $250 for each meeting attended, and a $2,000 annual retainer fee. The directors of the corporation do not receive compensation for attendance at the corporation's board of director's meetings, but receive a $1,000 annual retainer fee. In the aggregate, the corporation and bank paid $76,640 in 2002 to all directors for attending all bank and committee meetings of both the corporation and the bank's board of directors.



                        EXECUTIVE COMPENSATION
                        ----------------------
The following table provides information concerning the annual compensation for services in all capacities to the corporation and the bank for fiscal years ended December 31, 2002, 2001, and 2000 for the Chief Executive Officer. There were no other executive officers of the corporation or the bank whose total annual salary and bonus during 2002 exceeded $100,000.

                     Summary Compensation Table

                                            Other                             All
                                           Annual                           Other
                                           Compen-    Stock     Option/    Compen-
                    Salary      Bonus      sation     Awards     SARs      sation
Name      Year      ($) (1)      ($)         ($)       ($)       (#)       ($) (2)

John C.    2002     104,784     3,000        --        --         --        6,893
Duffey     2001      97,188     2,100        --        --         --        6,835
CEO        2000      95,800     2,200        --        --         --        7,327

(1) Represents Mr. Duffey's salary as Chief Executive Officer, an annual director's retainer fee of $3,000, and $3,250 in fees for his service as director in 2002, $3,250 in 2001, and $3,050 in 2000.

(2) Represents the bank's share of the contribution to Mr. Duffey's 401-K Plan of $3,010 in 2002, $910 in 2001, and $1,300 in 2000 and the
     value of the personal use of a bank owned vehicle valued at $3,833 in 2002, $5,925 in 2001 and $6,027 in 2000.

Report of the Compensation Committee on Executive Compensation
--------------------------------------------------------------
The corporation's overall executive compensation philosophy, which is carried out by the Compensation Committee, is to:

   * Attract and retain quality talent, which is critical to both the short-term and long-term success of the corporation.

   * Reinforce strategic performance objectives through the use of incentive bonus programs.

   * Create a mutuality of interest between executive officers and shareholders through compensation structures that share the rewards and risks of strategic decision-making.

The committee's approach to total compensation is to offer competitive salaries and benefits as they relate to comparisons with similar market practices. The committee annually examines market compensation levels and trends observed in the labor market through the use of available survey data. For its purposes, the committee has defined the labor market as the pool of executives who are employed in similar asset size and geographic region as the First National Bank of McConnellsburg utilizing as the guide the total compensation paid by banks that participate in the annual LR Webber Associates Wage and Salary Survey. The survey reports on salary information as it relates to 106 Pennsylvania financial institutions. In addition, the committee considers executive performance as it relates to the bank's financial performance as compared to peer groups analyzed in the Uniform Bank Performance Report as prepared by the Federal Financial

Institutions Examination Council (FFIEC). Market and survey information are used as a frame of reference for annual total compensation adjustments.

Compensation of the Chief Executive Officer
-------------------------------------------
John C. Duffey, the President and CEO of the corporation and of the bank, has entered into an employment contract as described in a later section of this proxy statement entitled "Employment and Severance Agreements". This contract contains a section entitled "Annual Direct Salary" which specifies that annually, the executive's salary and performance shall be reviewed and compared to the salaries and performances of executives in similar positions in like financial institutions. With due consideration to this salary and performance information, the Executive Committee will recommend an annual salary increase to the board of directors. The Executive's final salary level will be set at the discretion of the board of directors.

The total compensation paid to John C. Duffey as compared to the aforementioned L.R. Webber survey information places the named executive's total compensation in 2002 at 87.7% of the average total compensation paid to Chief Executive Officers in banks with similar asset sizes, and 80.3% of average total compensation paid to Chief Executive Officers in banks within the Franklin and Fulton County labor market area. Based on the corporation's financial results and relative asset size as compared to other banks in the region, the committee believes the Executive's total compensation in 2002 was fair.

Compensation of Other Executive Officers
----------------------------------------
As related to the total compensation package for other executive officers not named in the compensation table, the committee makes salary decisions utilizing an annual review process with input from the CEO. The annual review process considers the decision-making responsibilities of each executive management position, as well as the experience, work performance, and related skills of position incumbents. No specific weight is given to any individual criteria. Review factors are utilized and weighted at the committee's discretion. To help quantify these measures, the committee utilizes the L.R. Webber Associates Wage and Salary Survey.

Annual Bonus Plan
-----------------
The bank provides for bonus payments to reward executive officers for accomplishing certain bank wide annual goals and objectives.

The bonus earned by the Chief Executive Officer in 2002 was 3.00% of base salary as compared to 2.23% in 2001. The average bonus earned in 2002 by the remaining four executive officers of the bank other than the Chief Executive Officer was 3.32% of base salary compared with 2.34% in 2001.

            Members of the Compensation Committee

            Harry D. Johnston, Committee Chairman
            Harvey J. Culler
            Craig E. Paylor

Employment and Severance Agreements
-----------------------------------
John C. Duffey has entered into an employment agreement with the corporation. This agreement specifies a term of employment of five years beginning August 1, 2000 and ending July 31, 2005. This agreement provides that the executive shall serve as the Chief Executive Officer of the corporation and the bank and as a board member of the corporation and the bank, subject to shareholders' election of directors. During this employment term, the executive has agreed to devote substantially all of his working time to the business of the corporation and the bank and has agreed not to enter into any business arrangement that would be deemed competitive to the corporation or the bank.

The employment agreement provides for an incentive compensation bonus plan to be awarded at the corporation's discretion as described in the above section entitled "Annual Bonus Plan".

The employment agreement provides fringe benefits equal to those of other employees of the corporation. In addition, the employment agreement provides for the use of a corporate purchased or leased automobile and reimbursement for all operating expenses of this automobile. The employment agreement also provides for reimbursement of all expenses for the executive and, if applicable, the executive's spouse to attend Pennsylvania trade association conventions. The agreement also provides for payment of physical examinations of the executive on an every other year basis by a physician chosen by the executive, however, such an examination is not a requirement of employment.


The employment agreement provides employment shall be at will, but if employment is terminated without cause as defined in the agreement, or the executive resigns for good reason as defined in the agreement, the executive can receive twenty-four months' salary, and the corporation may also be required to pay certain additional benefits. The employment agreement also provides that once the executive's employment has been terminated, he shall keep certain information confidential and shall not compete with the corporation or its subsidiaries for a period of one year.

The employment agreement contains a "Change of Control" clause, which provides for a severance allowance for the executive in the event of a "Change of Control" equal to twenty-four months' salary. The executive has certain payment options in the event of a Change of Control. The employment agreement defines "Change of Control" as:

   * The acquisition of the beneficial ownership of at least 25% of the corporation's voting securities or substantially all of the assets of the corporation by a single person or entity or a group of affiliated persons or entities other than the corporation or a person or persons who are officers or directors of the Corporation;


   * The merger, consolidation or combination of the corporation or bank with an unaffiliated corporation in which the directors of the corporation or bank, as a result constitute less than a majority of the corporate board of directors of the surviving, new or combined entity, unless the change results from catastrophic accident;

   * During any period of two consecutive terms of this agreement, individuals who at the beginning of such period constitute the board of directors of the corporation cease, for any reason, to constitute at least a majority of the board, unless the election of each director who was not a director at the beginning of the two year period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period; and

   * An event deemed "Change of Control" by any federal or state regulatory body.

401 (K) Plan
------------
The corporation does not have a retirement or pension plan. The bank, however, maintains a 401 (K) Plan covering all eligible employees who have attained the age of 20 years and completed six months of service. Employees become fully vested after six years of service. Normal retirement is at sixty-five years of age, with a provision for early retirement at age fifty-five. The bank's total contribution to the plan for the year ending December 31, 2002 was $46,113.

Non-Executive Officer Cash Bonus Policy
---------------------------------------
The bank's board of directors makes discretionary annual bonus payments to non-executive officer employees and non-officer employees. Factors considered by the board of directors in making a bonus decision include the financial performance of the bank and the degree in which non-executive officers and non-officer employees were able to impact the performance of the organization.

The bonus is distributed to this group of employees based on a percentage of total wages and their individual contribution to the organization.


                         CERTAIN TRANSACTIONS
                         --------------------
There have been no material transactions between the corporation or the bank and any director or executive officer of the corporation or the bank, or any associate of any of the foregoing persons during 2002, nor have any material insider transactions been proposed. The corporation and the bank have had, and intend to continue to have, banking and financial transactions in the ordinary course of business with directors and executive officers of the corporation and the bank and their associates on comparable terms and with similar interest rates and collateral, as those prevailing at the time for other customers of the bank.

Total loans outstanding from the corporation and the bank as of December 31, 2002, to the corporation and bank's directors and executive officers as a group and to members of their immediate families and companies in which they had an ownership interest of 10% or more was $1,121,995. Loans to these persons were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve unfavorable features. The largest aggregate amount of indebtedness outstanding at any time during fiscal year 2002 to directors and executive officers of the corporation and the bank was $2,359,273. The aggregate amount of indebtedness outstanding as of the latest practicable date,

January 31, 2003, to the above-described group was $1,113,113.

                     PRINCIPAL OFFICERS OF THE CORPORATION
                     -------------------------------------
The following table sets forth selected information about the principal officers of the corporation as of March 10, 2003, each of who are elected by the board of directors annually, and each of whom holds office at the discretion of the board of directors:

                                                                               Age
                                                  Bank    # of Shares         as of
              Office and          Held          Employee  Beneficially      Mar. 10
Name         Position Held        Since          Since      Owned             2003

Harvey J.    Chairman of          2002            (1)       40,158             77
Culler       the Board

John C.      President and        1995            1982       3,154             49
Duffey       Treasurer

Harry D.     Vice President       1987            (1)       30,756             66
Johnston

Margaret A.  Secretary            2002            1983          20             51
Kobel

(1)  Not an employee of the bank or corporation.

                  PRINCIPAL SENIOR OFFICERS OF THE BANK
                  -------------------------------------
The following table sets forth selected information about the principal senior officers of the bank as of March 10, 2003, each of who are elected by the board of directors annually, and each of whom holds office at the discretion of the board of directors:

                                                                               Age
                                                  Bank    # of Shares         as of
              Office and          Held          Employee  Beneficially      Mar. 10
Name         Position Held        Since          Since      Owned             2003

John C.    President and       1993         1982      3,154             49
Duffey     Chief Executive
           Officer

Thomas H.  Vice President      1993         1971        400             51
DeShong    and Cashier

Brenda J.  Vice President      1993         1972        416             53
Gordon     and Compliance
           Officer
Margaret   Vice President      1999         1983         20             51
A. Kobel   and Human Resources
           Officer

William K. Vice President      1999         1999          0             57
Walker III and Loan Services
           Division Manager

Dale M.    Vice President      2002         2002          0             58
Fleck      and Controller

                              LEGAL PROCEEDINGS
                              -----------------
The nature of the corporation's and the bank's business generates a certain amount of litigation involving matters arising in the ordinary course of business. However, in the opinion of management of the corporation and bank, there are no proceedings pending to which the corporation and bank are a part, or to which their property is subject, that, if determined adversely to the corporation and bank, would be material in relation to the corporation's and bank's undivided profits or financial condition. There are no proceedings pending, other than ordinary routine litigation, incidental to the business of the corporation and bank. In addition, no material proceedings are pending or known to be contemplated against the corporation or bank by government authorities.

                               PERFORMANCE GRAPH
                               -----------------
The Securities and Exchange Commission requires that a publicly held company include in its proxy statement a stock performance graph comparing its five-year cumulative total return to shareholders with the returns generated by an industry-specific index (or peer group index) and with the return generated by a broad market index. The following graph compares the cumulative total return to shareholders of FNB Financial Corporation with the NASDAQ Index (a broad market index) and with the SNL Northeast OTC-BB and Pink Banks Index (an industry index prepared by SNL Financial LC) for the five year period ended December 31, 2002, in each case assuming an initial investment of $100 on December 31, 1997 and the reinvestment of all dividends.

                                     FNB Financial Corporation
                                                      Period Ending
Index                     12/31/97    12/31/98    12/31/99    12/31/00    12/31/01    12/31/02
FNB Financial Corporation  100.00      119.68      113.94      116.03      111.48      105.91
NASDAQ - Total US*         100.00      140.99      261.48      157.42      124.89       86.33
SNL Northeast OTC-BB
   and Pink Banks          100.00      120.59       99.12       86.18      106.48      129.05

* Source: CRSP, Center for Research in Security Prices, Graduate School of
Business, The University of Chicago 2003. Used with   permission.  All rights
reserved.


 SNL Financial LC (c) 2003                                     (434) 977-1600

                                   ANNUAL REPORT
                                   -------------
A copy of the corporation's Annual Report for its fiscal year ended
December 31, 2002 is enclosed with this proxy statement. A representative of Smith Elliott Kearns & Company, LLC, the accounting firm that examined the financial statements in the annual report, will attend the annual meeting, and will be available to respond to any appropriate questions presented by shareholders at the annual meeting.

                               SHAREHOLDER PROPOSALS
                               ---------------------
Any shareholder who, in accordance with and subject to the provisions of the proxy rules of the Securities and Exchange Commission, wishes to submit a proposal for inclusion in the corporation's proxy statement for its 2004 annual meeting of shareholders, including nominations for directors, must deliver the proposal in writing to the Chairman of FNB Financial Corporation at the corporation's principal executives offices at 101 Lincoln Way West, McConnellsburg, Pennsylvania 17233, not later than Monday, November 17, 2003. In addition, regardless of whether a proposal is submitted by the deadline for inclusion in the corporation's proxy statement, if the corporation does not receive notice of a shareholder proposal by February 1, 2004, the proxy holders at the annual meeting may vote on the proposal at their discretion. Nominations for directors, however, will not be considered untimely if submitted by the close of business on the 30th day preceding the annual meeting. See "Nominations" above. The November 17, 2003 deadline for inclusion in the proxy statement still applies.


                                 OTHER MATTERS
                                 -------------
The board of directors does not know of any matters to be presented for consideration other than those matters described in the Notice of Annual Meeting of Shareholders. If any other matters are properly presented, the proxy holders will vote on the matters in accordance with their best judgment.

                             ADDITIONAL INFORMATION
                             ----------------------
In accordance with Securities Exchange Act Rule 14a-3(3)(1), FNB Financial Corporation, in the future, intends to deliver only one annual report and proxy statement to multiple shareholders sharing an address unless we receive contrary instructions form one or more of the shareholders. This method of delivery is known as "house holding". Upon written or oral request, FNB Financial Corporation will promptly deliver a separate copy of the annual report or proxy statement, as applicable, to a shareholder at a shared address to which a single copy of the documents was delivered. Further, shareholders can notify FNB Financial Corporation at 101 Lincoln Way West, McConnellsburg, Pennsylvania 17233, or by calling (717) 485-3123 and informing us that the shareholder wishes to receive a separate copy of an annual report or proxy statement in the future. In addition, if you are receiving multiple copies of FNB Financial Corporation's annual report or proxy statement, you may request that we deliver only a single copy of annual reports or proxy statements by notifying us at the above address or telephone number.